Exhibit 99.1

NYSE	arca | ex®
New York Stock Exchange

FOR IMMEDIATE RELEASE

NYSE: Rich Adamonis	Archipelago: Margaret Nagle
212-656-2140	312-442-7083
radamonis@nyse.com	margaret@archipelago.com

New York Stock Exchange, Inc. and Archipelago Holdings, Inc. Announce

December 6 Vote on Proposed Merger and Mailing of Joint Proxy/Prospectus

New York and Chicago, Nov. 3 – The New York Stock Exchange, Inc. and Archipelago Holdings, Inc. (PXC: AX) today announced special meetings of their respective Members and stockholders for Dec. 6, 2005 at which approval will be sought for the proposed NYSE-Archipelago merger.  Scheduling the meetings and votes reflect that today the U.S. Securities and Exchange Commission declared effective the Form S-4 Registration Statement of NYSE Group, Inc. with respect to the NYSE/Archipelago merger.  The NYSE and Archipelago will begin mailing the joint proxy statement/prospectus and voting materials to its respective Members and equity holders.  Also, the NYSE filed with the SEC for publication and approval proposed rules pertaining to the NYSE Group’s corporate structure and governance, trading licenses and other transitional matters.

“We believe that our combination with Archipelago maintains our leadership position and fulfills our goal of becoming a global multi-product marketplace,” said NYSE CEO John A. Thain.  “Our proposed merger gives the Exchange a strong platform for future growth, competitive positioning, and value creation.  Moreover, this transaction provides significant benefits for all Exchange constituents, our Members and our customers.”

“This combination will create a dynamic and innovative next generation exchange to the benefit of all investors,” said Jerry Putnam, CEO of Archipelago. “We believe that together, we will be better positioned to serve our clients, compete in the global arena and enhance value for our shareholders.”

Completion of the merger requires an affirmative vote of two-thirds of the votes cast by a quorum of NYSE Members and a majority of the outstanding shares of Archipelago common stock.  If approved, the merger will represent the largest-ever among securities exchanges and combine the world’s leading cash equities market with the first totally open, fully electronic exchange.  As merged enterprises, the NYSE and Archipelago will become wholly owned subsidiaries of NYSE Group Inc., a newly formed, for-profit Delaware corporation that will be a publicly traded corporation.

The NYSE board of directors and Archipelago board of directors have unanimously recommended that NYSE Members and Archipelago stockholders, respectively, vote “for” the approval and adoption of the merger agreement.  The NYSE and Archipelago announced the merger on April 20, 2005.  The parties expect to close the transaction in early 2006.  The joint proxy and prospectus is available at: www.sec.gov, www. nyse.com, and www.archipelago.com.

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Important Acquisition Information with Respect to the Merger

In connection with the proposed merger of the New York Stock Exchange, Inc. (“NYSE”) and Archipelago Holdings, Inc. (“Archipelago”), NYSE Group, Inc. has filed a registration statement on Form S-4 with the Securities and Exchange Commission (SEC) containing a joint proxy statement/prospectus regarding the proposed transaction. The parties have filed other publicly available relevant documents concerning the proposed transaction with the SEC.  The SEC declared the Registration Statement effective on November 3, 2005.

NYSE MEMBERS AND ARCHIPELAGO STOCKHOLDERS ARE URGED TO READ THE FINAL JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. NYSE members and Archipelago stockholders can obtain a free copy of the final joint proxy statement/prospectus, as well as other filings containing information about NYSE and Archipelago without charge, at the SEC’s website (http://www.sec.gov). Copies of the final joint proxy statement/prospectus can also be obtained, without charge, once they are filed with the SEC, by directing a request to the Office of the Corporate Secretary, NYSE, 11 Wall Street, New York 10005, 212-656-2061 or to Archipelago, Attention: Investor Relations, at 100 S. Wacker Drive, Suite 1800, Chicago, Illinois 60606 or calling (888) 514-7284.

The NYSE, Archipelago and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Archipelago stockholders in respect of the proposed transaction. Information regarding Archipelago’s directors and executive officers is available in Archipelago’s proxy statement for its 2005 annual meeting of stockholders, dated March 31, 2005.

Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this press release may contain forward-looking information regarding the NYSE and Archipelago and the combined company after the completion of the transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving NYSE and Archipelago, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of NYSE’s and Archipelago’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of NYSE members or Archipelago shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty. Additional risks and factors are identified in Archipelago’s filings with the Securities Exchange Commission, including its Report on Form 10-K for the fiscal year ending December 31, 2004 which is available on Archipelago’s website at http://www.Archipelago.com, and the Registration Statement on Form S-4 filed by NYSE Group, Inc. with the SEC on July 21, 2005 (and amended on September 24, 2005, October 24, 2005 and November 3, 2005).

You should not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except for any obligation to disclose material information under the Federal securities laws, none of the NYSE, Archipelago or the combined company after the completion of the transactions undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document.

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